STRATEGIC PARTNERS ASSET ALLOCATION FUNDS
Three Gateway Center
100 Mulberry Street
Newark, New Jersey 07102


			September 26, 2005


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


	Re:	Strategic Partners Asset Allocation Funds (the "Funds")
		File No. 811-08915


Ladies and Gentlemen:

		Please find enclosed the Annual Report on Form
N-SAR for the Funds for the annual period ended July 31, 2005.
The Form N-SAR was filed using the EDGAR system.

								Very truly yours,


/s/ Jonathan D. Shain
			Jonathan D. Shain
			Assistant Secretary




This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 26th day of September 2005.


STRATEGIC PARTNERS ASSET ALLOCATION FUNDS



Witness:  /s/ Floyd L. Hoelscher	By:  /s/ Jonathan D. Shain
                    Floyd L. Hoelscher		Jonathan D. Shain
			Assistant Secretary









L:\MFApps\CLUSTER 4\N-SARs\Asset Allocation Funds\
2005\Annual\Cover-Sig Memo 7-05.doc
U:\Funadmin\SECfile\Pruden\SPASSALL\coverletter.doc